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                                                                     EXHIBIT 5.1


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                                 September 2, 2005

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004

Ladies and Gentlemen:

         On the date hereof, Inhibitex, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a registration statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") relating to the offer and sale of 5,000,000 shares of common stock, par value $0.001 per share (the "Shares"), issued in accordance with the Securities Purchase Agreements, dated as of August 17, 2005, by and between the Company and the investors signatory thereto (the "Purchase Agreements"), all of which will be offered and sold by certain selling stockholders (the "Selling Stockholders"). This opinion is an exhibit to the Registration Statement.

         We have acted as corporate and securities counsel to the Company with respect to the proposed offer and sale of the Shares pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection therewith.

         We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Eighth Amended and Restated Certificate of Incorporation and all amendments thereto, its Amended and Restated By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors, the Registration Statement and exhibits thereto and the Purchase Agreements pursuant to which the Selling Stockholders purchased the Shares. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies.

         Our opinions herein are based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).


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Inhibitex, Inc.
September 2, 2005
Page 2



         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, the Shares have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                                Very truly yours,

                                                /s/ Dechert LLP

                                                DECHERT LLP




11669632.1.BUSINESS

DECHERT LLP
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